UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 4, 2016 (December 29, 2015)

VITAMIN SHOPPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2015, the Employment and Non-Competition Agreement dated January 1, 2015 (the “Markee Employment Agreement”), among Vitamin Shoppe, Inc. (“Parent”), Vitamin Shoppe Industries Inc. (the “Company”) and Richard L. Markee expired, as a result of which Mr. Markee’s employment as Executive Chairman of the Company ceased.

Markee Letter Agreement

In connection with the expiration of the Markee Employment Agreement, on December 31, 2015, Parent, the Company and Mr. Markee entered into a Letter Agreement (the “Markee Letter Agreement”).

Under the Markee Letter Agreement, Mr. Markee’s employment as Executive Chairman was extended to January 4, 2016, Mr. Markee was appointed Non-Executive Chairman of the Board of Directors of Parent as of January 4, 2016, and Mr. Markee will be entitled to certain payments and benefits, including accelerated vesting to the date of Parent’s next annual stockholder meeting for restricted stock scheduled to vest on January 2, 2017, subject to his release of Parent and the Company and certain related parties from liability arising out of Mr. Markee’s employment by, termination of employment by, and service as a director of, Parent and the Company (subject to certain exceptions), and compliance with certain surviving covenants in the Markee Employment Agreement.

The description of the Markee Letter Agreement contained herein is qualified in its entirety by reference to the full text of the Markee Letter Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman

On January 4, 2016, Mr. Markee’s employment as Executive Chairman of the Company ceased. The Company does not currently intend to appoint a new Executive Chairman.

In connection with the expiration of the Markee Employment Agreement, on December 31, 2015, Parent, the Company and Mr. Markee entered into a Letter Agreement. The description of the Markee Letter Agreement contained in Item 1.01 above, and the full text of the Markee Letter Agreement, which is filed as Exhibit 10.1 hereto, is incorporated herein by reference.

Non-Executive Chairman

Effective January 4, 2016, the Board of Directors of Parent appointed Mr. Markee to the newly created role of Non-Executive Chairman of the Board of Directors of Parent, pursuant to the Markee Letter Agreement.

Lead Director

On December 29, 2015, the Board of Directors of Parent appointed John D. Bowlin, who is currently a director of Parent, to serve as Lead Director of the Board of Directors of Parent (David H. Edwab rotated off as lead director and will continue as a member of the Board of Directors of Parent).

Director Compensation Plan and Stock Ownership Guidelines

Effective on January 1, 2016, Parent adopted the Director Compensation Plan and Stock Ownership Guidelines (the “Guidelines”).

Annual Retainers

Under the Guidelines, non-employee directors will receive the following annual cash retainers:

•	Non-Executive Chairman — $200,000

•	Non-employee director (other than non-executive chairman) — $55,000 (the “Base Retainer”)

•	Lead Director of the Board, if any — additional $17,000

•	Chairman of the Audit Committee — additional $20,000

•	Member of the Audit Committee (other than the Chairman of the Audit Committee) — additional $10,000

•	Chairman of the Compensation Committee — additional $15,000

•	Member of the Compensation Committee (other than the Chairman of the Compensation Committee) — additional $7,500

•	Chairman of the Nomination and Governance Committee — additional $10,000

•	Member of the Nomination and Governance Committee (other than the Chairman of the Nomination and Governance Committee) — additional $5,000

Non-employee directors will also be reimbursed for out-of-pocket expenses. No director will receive fees for attending meetings.

Restricted Stock Units

Each of Parent’s non-employee directors will receive an annual grant of restricted stock units with a grant date value of approximately $70,000, subject to pro ration for partial year service, vesting, and deferral rights.

Stock Ownership Guidelines

Non-employee directors are prohibited from selling any shares of Parent stock unless at the time of such sale, and on a pro forma basis giving effect to such sale, such director holds an aggregate value of five times such director’s Base Retainer in certain qualifying shares, subject to certain exceptions.

The description of the Director Compensation Plan and Stock Ownership Guidelines contained herein is qualified in its entirety by reference to the full text of the Director Compensation Plan and Stock Ownership Guidelines, which is filed as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document

10.1	Letter Agreement dated as of December 31, 2015 among Parent, the Company and Richard L. Markee.

10.2	Director Compensation Plan and Stock Ownership Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SHOPPE, INC.

Date: January 4, 2016	By:	/s/ David M. Kastin
		Name:	David M. Kastin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Letter Agreement dated as of December 31, 2015, among Parent, the Company and Richard L. Markee.

10.2	Director Compensation Plan and Stock Ownership Guidelines.